As Filed with the Securities and Exchange Commission on September 20, 1996

                                               Registration No. ----------------

- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8

                             Registration Statement

                                      Under

                           The Securities Act of 1933

                            TRANSOCEAN OFFSHORE INC.
     ---------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                   Delaware                                 72-0464968
     ----------------------------------------          -------------------
          (State or other jurisdiction                  (I.R.S. Employer
        of incorporation or organization)              Identification No.)


     4 Greenway Plaza, Houston, Texas                         77046
     ----------------------------------------          -------------------
     (Address of Principal Executive Offices)               (Zip Code)


                            LONG-TERM INCENTIVE PLAN
     ---------------------------------------------------------------------
                            (Full title of the plan)

                                                        Copy to:
        Eric B. Brown, Esq.                     Gloria W. Nusbacher, Esq.
     Transocean Offshore Inc.                   Hughes Hubbard & Reed LLP
        4 Greenway Plaza                         One Battery Park Plaza
       Houston, Texas 77046                       New York, N.Y. 10004
         (713) 871-7500                              (212) 837-6000
     ------------------------
 (Name, address and telephone
  number of agent for service)



                         CALCULATION OF REGISTRATION FEE

       Title of                 Amount            Proposed Maximum            Proposed               Amount of
      Securities                 to be             Offering Price        Maximum Aggregate         Registration
   to be Registered           Registered*            Per Share**          Offering Price**              Fee
- ---------------------------------------------------------------------------------------------------------------------

     Common Stock,             1,000,000               $56.875             $56,875,000.00           $19,612.07
       par value                shares
    $.01 per share

- ---------------------------------------------------------------------------------------------------------------------

Page 1 of 29 pages.                                                              (see footnotes on following page)

FOOTNOTES
- ---------

* This Registration Statement also relates to such indeterminate number of additional shares of the Registrant's Common Stock as may be issuable pursuant to stock splits, stock dividends or similar transactions.

** The proposed maximum offering price per share of Common Stock and the proposed maximum aggregate offering price are calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. Such prices are based on a price of $56.875, which is the average of the high and low prices of the Common Stock on September 18, 1996 as reported in the consolidated reporting system.


                       ----------------------------------


     The Registrant (formerly known as Sonat Offshore Drilling Inc.) has on file with the Securities and Exchange Commission Registration Statement No. 33-64776, which relates to the issuance of 2,050,000 shares of the Registrant's Common Stock under the Long-Term Incentive Plan of Sonat Offshore Drilling Inc. Pursuant to Rule 429 under the Securities Act of 1933, the documents that are deemed to constitute the prospectus under this Registration Statement will also be used in connection with securities covered by such earlier registration statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

         The following documents filed by Transocean Offshore Inc. (formerly known as Sonat Offshore Drilling Inc.) (the "Company" or the "Registrant") with the Securities and Exchange Commission are incorporated herein by reference:

         (a) The Company's Prospectus/Offer to Purchase/Proxy Statement dated August 2, 1996 (filed pursuant to Registration Statement on Form S-4 No. 333-09105);

         (b) All reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after December 31, 1995; and

         (c) The description of the Company's Common Stock contained in the Company's registration statement therefor filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities
         -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

         Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Company's Restated Certificate of Incorporation contains a provision which eliminates directors' personal liability as set forth above.

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

         Article TENTH of the Restated Certificate of Incorporation of the Company contains the following provisions:

         "TENTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after the date of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         "The Corporation shall indemnify to the fullest extent permitted by the laws of the State of Delaware as from time to time in effect any person who was or is a party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not an action by or in the right of the Corporation), by reason of the fact that he is or was a director or officer of the Corporation, or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. The right to indemnification conferred by this Article TENTH also shall include the right of such persons to be paid in advance by the Corporation for their expenses to the fullest extent permitted by the laws of the State of Delaware as from time to time in effect. The right to indemnification conferred on such persons by this Article TENTH shall be a contract right.

         "Unless otherwise determined by the Board of Directors of the Corporation, the Corporation shall indemnify to the fullest extent permitted by the laws of the State of Delaware as from time to time in effect any person who was or is a party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not an action by or in the right of the Corporation), by reason of the fact that he is or was an employee (other than an officer) or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity.

         "The rights and authority conferred in this Article TENTH shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation or the By-Laws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

         "Neither the amendment nor repeal of this Article TENTH, nor the adoption of any provision of the Certificate of Incorporation or By-Laws or of any statute inconsistent with this Article TENTH, shall eliminate or reduce the effect of this Article TENTH in respect of any acts or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision."

         The Company has purchased directors and officers liability insurance which would indemnify the directors and officers of the Company against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

         Not applicable.

Item 8.  Exhibits
         --------


Number        Description                                          Method of Filing
- ------        -----------                                          ----------------

4(a)          Restated Certificate of Incorporation of the         Filed herewith
              Company (including amendments dated September
              3, 1996)




4(b)          Amendment dated September 3, 1996 to Restated        Filed herewith
              Certificate of Incorporation of the Company
              to change the Company's name

4(c)          Amendment dated September 3, 1996 to Restated        Filed herewith
              Certificate of Incorporation of the Company to
              increase the authorized shares

4(d)          By-laws of the Company                               Filed as Exhibit 3.2 to Amendment No. 4
                                                                   to the Company's registration statement
                                                                   on Form S-1 (No. 33-60992)

5             Opinion of Hughes Hubbard & Reed LLP as to the       Filed herewith
              legality of the securities being registered

23(a)         Consent of Hughes Hubbard & Reed LLP                 Included in Exhibit 5

23(b)         Consent of Ernst & Young, LLP                        Filed herewith

23(c)         Consent of Coopers & Lybrand ANS                     Filed herewith

24(a)         Powers of Attorney authorizing execution of the      Filed herewith
              Registration Statement and amendments thereto on
              behalf of certain directors and officers of the
              Registrant

24(b)         Certified Copy of Resolutions  adopted by the        Filed herewith
              Board of  Directors  of  the  Registrant
              authorizing  execution  of the Registration
              Statement and amendments thereto by Power
              of Attorney

Item 9.  Undertakings
         ------------

(a) The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 20th day of September, 1996.

                                             TRANSOCEAN OFFSHORE INC.



                                             By:  /s/ J. Michael Talbert
                                                  ------------------------------
                                                  J. Michael Talbert
                                                  Chairman of the Board
                                                  and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on this 20th day of September, 1996.

Signature                                    Capacity
- ---------                                    --------

(i)   Principal Executive
      Officer:


/s/ J. Michael Talbert
- -----------------------------------          Chairman of the Board and
(J. Michael Talbert)                         Chief Executive Officer


(ii)  Principal Financial Officer:


/s/ Robert L. Long
- -----------------------------------          Senior Vice President and
(Robert L. Long)                             Chief Financial Officer


(iii) Principal Accounting Officer:


/s/ Barbara S. Koucouthakis
- -----------------------------------          Vice President and Controller
(Barbara S. Koucouthakis)

(iv)  A Majority of the Board of Directors:


/s/ Eric B. Brown
- -----------------------------------          Director
(J. Michael Talbert)*



- -----------------------------------          Director
(Richard D. Kinder)


/s/ Eric B. Brown
- -----------------------------------          Director
(Einar Kloster)*


/s/ Eric B. Brown
- -----------------------------------          Director
(Ronald L. Kuehn, Jr.)*



- -----------------------------------          Director
(Robert J. Lanigan)


/s/ Eric B. Brown
- -----------------------------------          Director
(Fridtjof Lorentzen)*


/s/ Eric B. Brown
- -----------------------------------          Director
(Max L. Lukens)*


/s/ Eric B. Brown
- -----------------------------------          Director
(Reidar Lund)*


/s/ Eric B. Brown
- -----------------------------------          Director
(Martin B. McNamara)*


/s/ Eric B. Brown
- -----------------------------------          Director
(Kristian Siem)*



- -----------------------------------


* By  /s/ Eric B. Brown
      -----------------------------
      Eric B. Brown, as authorized
      by Power of Attorney filed as Exhibit 24(a) to
      this Registration Statement.

                                  EXHIBIT INDEX


Number        Description                                          Method of Filing
- ------        -----------                                          ----------------

4(a)          Restated Certificate of Incorporation of the         Filed herewith
              Company (including amendments dated September
              3, 1996)

4(b)          Amendment dated September 3, 1996 to Restated        Filed herewith
              Certificate of Incorporation of the Company
              to change the Company's name

4(c)          Amendment dated September 3, 1996 to Restated        Filed herewith
              Certificate of Incorporation of the Company
              to increase the authorized shares

4(d)          By-laws of the Company                               Filed as Exhibit 3.2 to Amendment No. 4
                                                                   to the Company's registration statement
                                                                   on Form S-1 (No. 33-60992)

5             Opinion of Hughes Hubbard & Reed LLP as to the       Filed herewith
              legality of the securities being registered

23(a)         Consent of Hughes Hubbard & Reed LLP                 Included in Exhibit 5

23(b)         Consent of Ernst & Young, LLP                        Filed herewith

23(c)         Consent of Coopers & Lybrand ANS                     Filed herewith

24(a)         Powers of Attorney authorizing execution of the      Filed herewith
              Registration Statement and amendments thereto on
              behalf of certain directors and officers of the
              Registrant

24(b)         Certified Copy of Resolutions  adopted by the        Filed herewith
              Board of  Directors  of  the  Registrant
              authorizing  execution  of the Registration
              Statement and amendments thereto by Power
              of Attorney